Exhibiit 23


                         [LETTERHEAD OF MORGAN COMPANY]
                            [CHARTERED ACCOUNTANTS]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the General Form for Registration of Securities of Small Business Issuers on Form 10-SB12G/A (1st Amendment) of Armitage Mining Corp. of our report, dated October 20, 2004, relating to the balance sheet of Armitage Mining Corp. as of September 30, 2004 and the related statements of loss, cash flows, and shareholders' equity for the period from April 30, 2004 (date of inception) to September 30, 2004.


Vancouver, Canada                                      /s/ "Morgan & Company"

May 20, 2005                                           Chartered Accountants